AMENDMENT NO. 1
TO THE SERVICE CONTRACT
DATED MAY 5, 1998




BETWEEN

The INTER PARFUMS company, a corporation with a capital of 68,539,000 francs, with registered offices at 4 Rond Point des
Champs-Elyses - 75008 Paris, registered in the Corporate and
Trade Register of Paris under number 350 219 382,

Represented by Mr. Philippe Benacin,

Hereinafter referred to as INTER PARFUMS,


AND

The SAGATRANS company, a corporation with an Executive Committee and Supervisory Board with a capital of 23,880,825 euros, with registered offices at 31-32 quai de Dion Bouton - 92800 Puteaux, registered in the Corporate and Trade Register of Nanterre under number 712 025 691,

Represented by Mr. Didier Foloppe, President of the Executive
Committee,

Hereinafter referred to as SAGATRANS.


THE FOLLOWING HAS PREVIOUSLY BEEN STATED:


INTER PARFUMS and SAGATRANS signed a service contract on May 5, 1998 pertaining to the organization and execution of operations for receiving, inventorying and preparing orders for cosmetic and perfume products marketed by INTER PARFUMS in an 8000 m2 warehouse leased by SAGATRANS at the Rouen Valle de Seine Logistique site and dedicated to the activity of INTER PARFUMS. This warehouse was put into operation on August 1, 1999.

The growth in business activity of the INTER PARFUMS company requires SAGATRANS to bring in additional suitable real estate, physical facilities and human resources.

INTER PARFUMS and SAGATRANS met to set forth the changes to be made to the contract dated May 5, 1998.

The present amendment therefore aims to define the changes that are inherent to the extension of the logistics platform.


THAT STATED, THE PARTIES HAVE AGREED AS FOLLOWS:

Article 1 - Extension of the current warehouse

In order to meet the needs of INTER PARFUMS, SAGATRANS agrees to lease a building from the non-trading real estate investment company SOGARIS - PORT DE ROUEN VALLEE DE SEINE, or from any entity that may take its place, which is to be used as a warehouse and which has an area of approximately 3000 m2 built as an extension to the building currently being used.

In the current status of the construction project and unless prefectural authorization relating to the environmental protection statutes governing classified facilities is not issued and/or unless a construction permit cannot be obtained, specific requirements of the DRIRE regarding the application of the environmental protection regulations pertaining to classified facilities, third party recourse on the permit, cases of force majeure and/or delays in the completion of said work by the non-trading real estate investment company SOGARIS - PORT DE ROUEN VALLEE DE SEINE, the latter must make the warehouse available to SAGATRANS in the course of the first six months of 2002.

The effective putting into operation of this warehouse must take place no later than in the month which follows its availability.

SAGATRANS shall regularly inform INTER PARFUMS of the progress of the phase of acquiring construction permits and of the work carried out by the non-trading real estate investment company
SOGARIS - PORT DE ROUEN VALLEE DE SEINE.

While waiting for this extension to be put into operation and to customize the resources and equipment necessary for the increase in INTER PARFUMS's activities, SAGATRANS has leased, in the framework of a precarious occupancy agreement, an area of approximately 2000 m2 in a warehouse located on the RVSL site which it has specifically fitted out for the storage of INTER PARFUMS products.


Article 2 - Remuneration

2.1	SAGATRANS's remuneration shall be revised retroactively to
January 1, 2001 and shall be set according to the following terms:

2.1.1	Export Performance

Export turnover				Remuneration
Exclusive of tax 			Exclusive of tax
--------------------------------	------------------------
Up to 76,000,000 euros inclusive	2.25% of the export turnover
					exclusive of tax
More than 76,000,000 euros		2.00% of the export turnover
					exclusive of tax

2.1.2	France Performance

Remuneration Exclusive of tax
------------------------------
3.25% of the France turnover exclusive of tax


Invoices shall be paid by bank transfer 60 days from the 25th of the month.

2.2	INTER PARFUMS shall pay SAGATRANS a minimum remuneration
fixed at the sum of ONE MILLION FOUR HUNDRED AND FORTY
THOUSAND euros (1,440,000 Euros) exclusive of tax, payable monthly for an amount of ONE HUNDRED AND TWENTY THOUSAND euros (120,000 Euros) exclusive of tax. This total minimum remuneration corresponds to a minimum monthly remuneration of Export performance of ONE HUNDRED AND TEN THOUSAND euros (110,000 Euros) exclusive of tax and a minimum monthly remuneration of France performance of TEN THOUSAND euros
(10,000 Euros) exclusive of tax.

This remuneration shall be revised every six months according to turnover achieved by INTER PARFUMS and certified by its Auditors of Corporate Accounts, from the SAGATRANS warehouse. INTER PARFUMS shall pay SAGATRANS the greater of the following two amounts:

-	the amount mentioned in article 2.1
-	the lump sum mentioned in article 2.2
	for the six-month period in question.

2.3	The remuneration referred to in article 2.1 includes all
services performed by SAGATRANS in accordance with the
terms of the contract dated May 5, 1998 with the exception
of:
-	additional services referred to in article 8 of the
	contract dated May 5, 1998;
-	the provision of palettes, cartons, labels and other
	materials that are necessary to prepare the orders;
-	any leases of containers;
-	costs for express transport or any other method of
	rapid routing of covers or small packages.

2.4	Keeping inventory of INTER PARFUMS products in the various
warehouses operated by SAGATRANS shall no longer, as of July 1, 2001, give rise to any storage charges whatsoever.

SAGATRANS shall no longer bill for costs of transfers between the various warehouses currently operated by SAGATRANS, with the exception of special cases and with the consent of INTER PARFUMS.

2.5	Any delay in payment shall result in late penalties at the
legal interest rate x 1.5 prorata temporis for the days past due, the proof whereof shall be the date of the postage mark.


Article 3 - Plan to establish a new warehouse at the R.V.S.L.
site

In order to meet the growth forecast by INTER PARFUMS over the course of the coming years, SAGATRANS, together with the self-sustaining port of Rouen and SOGARIS, undertakes to study the plan to introduce a new warehouse on the R.V.S.L. site with an area of approximately 6000 m2 in the course of the year 2003.




Concomitantly to the signature of the lease agreement that will be entered into by SAGATRANS, the parties have agreed to sign a new amendment to the contract dated May 5, 1998 in order to set forth in particular:

-	the conditions for the introduction of a new
	warehouse;

-	an extension of three years to the contract, thereby
	moving its expiration date from August 1, 2005 to July
	31, 2008;

-	SAGATRANS's remuneration

	- for export performance, an increase in the remuneration level to 2.25% up to ONE HUNDRED AND FIVE
	MILLION euros (105,000,000 Euros);

	- for France performance, a remuneration of 3.00% of the France turnover exclusive of tax;

	- the increase in minimum annual remuneration referred to in article 2.2 from ONE MILLION FOUR HUNDRED AND
	FORTY THOUSAND euros (1,440,000 Euros) to ONE MILLION SIX HUNDRED AND FIFTY THOUSAND euros (1,650,000 Euros).


It is agreed that SAGATRANS, which INTER PARFUMS hereby expressly accepts, cannot be held responsible for conditions of the issuance of construction permits - and notably the technical demands and requirements of the DRIRE and/or of any other administration involved which would make the cost of construction and consequently the cost of leasing the platform unacceptable for SAGATRANS; that consequently the decision that SAGATRANS will therefore have to make shall not entail any consequence in terms of liability in the framework of the contractual relationship that exists between INTER PARFUMS and SAGATRANS, the contract dated May 5, 1998 shall continue according to the terms initially provided for and to those amended by a contract amendment.

All contractual provisions set forth in Part II of the contract dated May 5, 1998, with the exception of those set forth in article 13, shall remain in force and shall continue to govern the dealings between the parties to be maintained in full effect.


Drawn up in Puteaux
On November 21, 2001
In duplicate


		For INTER PARFUMS			For SAGATRANS

Philippe Benacin			Didier Foloppe

		[signature]				[signature]


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